Pool Attrition Curve[1]



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Subscriber Accounts Remaining
0
1
2
3
4
5
6
7
8
9
10
11
12
Year of Contract
Accelerated decline in account base during year 4 is a result of end of initial term for 36-month contracts

- Attrition must be evaluated within appropriate context derived from our historical pool curve
- Results have generally tracked closely to our historical pool curves, creating a very predictable attrition experience
- While the biggest components of attrition have consistently been attributable to customer moves, other service providers and non-payment, the primary driver of changes in attrition is the number of accounts coming to term
- Periods of higher attrition are indicative of a higher level of cancellations as a larger number of accounts reach the end of their initial term
- Recent vintages have generally outperformed the overall pool curve
- Initial indications suggest that accounts with HomeTouch® experience lower attrition
- RMR attrition is lower than the subscriber attrition we quote due to increasing ARPU (average revenue per user)

(1) Weighted average attrition of vintages originated since 2000. For bulk purchases of aged accounts, the purchase date differs from the actual contract origination date. Year 1 attrition is net of dealer account replacements under the 12-month guarantee. When you also factor in dealer reimbursements (economic replacements), year 1 attrition typically <1%